UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 23, 2008
ORBITAL SCIENCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14279	06-1209561

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
21839 Atlantic Boulevard, Dulles, Virginia 20166
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (703) 406-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 23, 2008, Orbital Sciences Corporation (the “Corporation”) entered into an indefinite delivery/indefinite quantity contract with the National Aeronautics and Space Administration (“NASA”) for the International Space Station (“ISS”) Commercial Resupply Services program. Under the contract, the Corporation will provide resupply services to the ISS, dispose of unneeded cargo, and return cargo from the ISS back to NASA. The contract’s period of performance is from January 1, 2009 through December 31, 2015. At the time of contract award, NASA ordered from the Corporation eight cargo transportation missions, covering about 20 metric tons of cargo, with an expected value of approximately $1.9 billion.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION

(Registrant)

Date: December 30, 2008	By:	/s/ David W. Thompson

David W. Thompson
Chairman and Chief Executive Officer